Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement on Form S-8 No. 333-134036 of Reptron Electronics, Inc. of our report dated May 19, 2006 relating to the Reptron Electronics Inc. Retirement Savings Plan financial statements as of December 31, 2005.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

May 19, 2006

Clearwater, Florida